Exhibit 10.4

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into on the 1st day of April, 2015 (the “Effective Date”), by and between MRI Interventions, Inc., a Delaware corporation (“MRIC”), and Kimble L. Jenkins, an individual residing in the state of Tennessee (“Consultant”).

W I T N E S S E T H:

WHEREAS, Consultant is the former Chief Executive Officer of MRIC and has significant institutional knowledge regarding MRIC’s business and industry;

WHEREAS, Consultant has expertise regarding the field of interventional magnetic resonance imaging and the development of growth stage companies; and

WHEREAS, MRIC desires to engage Consultant, as an independent contractor, to render consulting services to MRIC, and Consultant desires to provide such consulting services to MRIC, on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Engagement as Consultant. MRIC hereby engages Consultant to render consulting services to MRIC, and Consultant hereby accepts such engagement to render such consulting services to MRIC, upon the terms and conditions set forth herein.

2.     Consulting Services. Consultant will provide MRIC consulting services agreed to by the parties from time to time (the “Consulting Services”). The Consulting Services may include without limitation: (a) assisting in the orderly transition of all business operations from MRIC’s Memphis, TN offices to MRIC’s headquarters in Irvine, CA; (b) working with the new senior executives of MRIC, including the CEO, CFO and V.P. of Marketing, on transition matters; and (c) upon request by the CEO, providing assistance to MRIC on business development matters. Consultant will (a) devote such time, energy and skill as may be necessary to diligently perform the Consulting Services, and (b) timely prepare and forward to MRIC all reports, accountings or other deliverables related to the Consulting Services as may be reasonably requested by MRIC.

3.     Compensation.

(a)     For Consulting Services requested by and provided to MRIC hereunder, MRIC will pay Consultant at the rate of one hundred and fifty five dollars ($155.00) per hour worked with a maximum daily rate of twelve hundred forty dollars ($1,240.00).

(b)     Notwithstanding paragraph (a) above, for travel time, MRIC will pay Consultant at the rate of fifty dollars per hour, with a maximum daily travel rate of four hundred dollars ($400.00). For days that include both consulting and travel hours, the aggregate daily rate will be capped at twelve hundred forty dollars ($1,240.00).

(c)     Consultant will submit an invoice to MRIC no later than the tenth (10th) day of each month that sets forth, in reasonable detail, a description of the Consulting Services performed by Consultant during the previous month and the amount of time Consultant spent providing such Consulting Services.

4.     Expenses. MRIC will reimburse Consultant for reasonable travel and lodging expenses incurred by Consultant in providing such Consulting Services, provided that any travel must be approved by MRIC in advance. MRIC will not be responsible for any out-of-pocket expenses incurred by Consultant in connection with the performance of Consulting Services hereunder unless such expenses are agreed to in advance by MRIC in writing. In any event, (a) MRIC’s obligation to reimburse expenses pursuant to this Section 4 is subject to Consultant’s presentation to MRIC of a voucher or other documentation reasonably satisfactory to MRIC indicating the amount and purpose of the expenses incurred by Consultant, and (b) all expenses for which Consultant requests reimbursement must be consistent with all applicable laws, rules and regulations as well as applicable MRIC policies.

5.     Term.

(a)     The initial term of this Agreement will be 6 months from the Effective Date, ending October 1, 2015 (the “Initial Term”). Either party may terminate this Agreement, at any time during the Initial Term, upon giving the other party at least ten (10) days’ written notice of termination. Thereafter, this Agreement will automatically renew for consecutive one-month periods unless and until either party elects to terminate this Agreement by providing ten (10) days’ written notice of termination to the other party.

(b)     The provisions of Section 5, Section 6, Section 7, Section 8, and Section 10 of this Agreement will survive any termination of this Agreement.

6.     Confidential Information; Company Property. In connection with the performance of Consulting Services, Consultant may receive information, analyses, compilations, plans, designs, concepts, devices, research, studies and other materials relating to MRIC’s existing or potential business that are not generally available to the public (“Confidential Information”). Without MRIC’s prior written consent (which consent may be withheld in MRIC’s sole and absolute discretion), Consultant will not (a) in any way disclose any of the Confidential Information to any third party, or (b) in any way use any of the Confidential Information other than in the performance of the Consulting Services for MRIC’s exclusive benefit. Without in any way limiting the generality of the foregoing, in no event may Consultant include any Confidential Information in any application for patent or other proprietary protection filed by or on behalf of Consultant in any country or jurisdiction. Consultant will take all reasonable steps to safeguard the Confidential Information in order to prevent unauthorized disclosure or use thereof. All Confidential Information coming into Consultant’s possession, regardless of the form, will remain MRIC’s exclusive property. Consultant will return to MRIC all MRIC property obtained during the course of this Agreement when this Agreement terminates or at such earlier time as requested by MRIC.

7.     Developed Works.

(a)     Consultant will promptly disclose to MRIC, in confidence and (if requested by MRIC) in writing, any discoveries, inventions, data, information, procedures, conclusions and other results conceived, created, developed, made or prepared by Consultant in connection with or as a result of the performance of his Consulting Services or otherwise based on any Confidential Information received by Consultant (“Developed Works”). MRIC will be the sole owner of all Developed Works and all intellectual property rights with respect thereto throughout the world. Consultant hereby irrevocably assigns to MRIC all right, title and interest of Consultant in and to any and all Developed Works and all intellectual property rights with respect thereto, whether or not patentable, copyrightable or protectable as trade secrets. Consultant acknowledges that any Developed Work which is an original work of authorship and which is copyrightable is a “work made for hire,” as that term is defined in the United States Copyright Act. In addition to the foregoing assignment of Developed Works (and all intellectual property rights with respect thereto) to MRIC, Consultant hereby irrevocably assigns to MRIC any and all “moral rights” that Consultant may have in or with respect to any Developed Work, and Consultant forever waives and agrees not to assert any and all “moral rights” he may have in or with respect to any Developed Work. All Developed Works will constitute Confidential Information subject to the provisions of Section 6 above.

(b)     Consultant agrees to assist MRIC in obtaining and, from time to time, enforcing United States and foreign intellectual property rights relating to Developed Works assigned hereunder to MRIC. To that end, Consultant will execute, verify and deliver such documents and perform such other acts as MRIC may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such intellectual property rights and the assignment thereof. In addition, Consultant will execute, verify and deliver assignments of such intellectual property rights to MRIC or its designee.

8.     Consultant Representations and Covenants. Consultant represents, warrants and, for the term of this Agreement, covenants to MRIC that:

(a)     Consultant has the requisite ability and legal right to render the Consulting Services to MRIC pursuant to this Agreement, and Consultant will perform the Consulting Services in an efficient manner and in accordance with the terms of this Agreement;

(b)     Consultant’s execution and delivery of this Agreement, and Consultant’s performance under this Agreement, do not and will not (i) breach or otherwise conflict with any obligations binding on Consultant or to which Consultant is or becomes subject, or (ii) require the consent of any third party that has not already been obtained as of the Effective Date;

(c)     Consultant has not entered into, and will not enter into, any agreement, either written or oral, in conflict with this Agreement;

(d)     Consultant does not have any relationship with a third party, including a competitor of MRIC, which would present a conflict of interest with Consultant’s performance of the Consulting Services, or which would prevent Consultant from carrying out the provisions of this Agreement, and Consultant will not enter into any such relationship during the term of this Agreement;

(e)     Consultant will comply with all applicable laws, rules and regulations in connection with his performance of the Consulting Services hereunder and will comply with all MRIC policies otherwise applicable to employee conduct, including, but not limited to, MRIC’s Interactions with Healthcare Professionals Policy (which Consultant acknowledges having received);

(f)     Consultant will not publish, nor submit for publication, any confidential or proprietary work resulting from the Consulting Services provided hereunder without MRIC’s prior written consent;

(g)     Consultant will not, without the prior written consent of MRIC, take any action that reasonably could result in any person other than MRIC having a claim to an ownership interest in any Developed Works;

(h)     Consultant will not include any confidential, trade secret or other proprietary information of any third party in any information disclosed to MRIC;

(i)     Consultant is not currently, and has never been, (i) a person who has been debarred, excluded or suspended from (A) participating in any federal health care program, (B) participating in any federal contracting by the U.S. General Services Administration or (C) submitting or assisting in the submission of any abbreviated drug application with the U.S. Food and Drug Administration (in either case, “Debarment” or “Debarred”, as applicable), or (ii) an employee, partner, stockholder or member of a Debarred person;

(j)     Consultant has never been criminally convicted or found civilly liable for violating any federal, state or local law, including, without limitation, the federal health care program anti-kickback statute (42 U.S.C §1320a-7b), but excluding any minor traffic offenses or other traffic misdemeanor citations ; and

(k)     Consultant is not currently, and has never been, designated as a “Specially Designated National” or “Blocked Person” by the Office of Foreign Asset Control of the U.S. Department of the Treasury.

9.     Required Notices. Consultant will immediately provide written notice to MRIC if:

(a)     Consultant becomes a Debarred person or receives notice of action or threat of action with respect to his Debarment;

(b)     Consultant is criminally convicted or found civilly liable for violating any federal, state or local law, including, without limitation, the federal health care program anti-kickback statute (42 U.S.C §1320a-7b) ), but excluding any minor traffic offenses or other traffic misdemeanor citations; or

(c)     Consultant becomes designated as a “Specially Designated National” or “Blocked Person” by the Office of Foreign Asset Control of the U.S. Department of the Treasury.

10.     Independent Contractor. With respect to the performance of the Consulting Services as contemplated by this agreement, Consultant will be an independent contractor of MRIC. Consultant will not be an agent, employee or representative of MRIC and nothing herein should be construed to constitute Consultant as such. Consultant will not, under any circumstances, look to MRIC as his employer, or as a partner, agent or principal, and Consultant will have no right, power or authority to create any obligation, express or implied, on behalf of MRIC.

(a)     As an independent contractor, Consultant will not be entitled to any benefits accorded to MRIC’s employees (including, without limitation, workers’ compensation, health insurance, disability insurance, vacation or sick pay), and MRIC will not be responsible for withholding from the compensation payable to Consultant any amounts for federal, state or local income taxes, social security or state disability or unemployment insurance.

(b)     Consultant will have the entire responsibility to discharge any and all of his obligations relating to taxes, unemployment compensation or insurance, social security, workers’ compensation, disability pensions and tax withholdings (the “Tax Obligations”). Consultant hereby agrees to indemnify MRIC and hold MRIC harmless for any and all Losses incurred or suffered by MRIC which arise out of Consultant’s failure to properly discharge his Tax Obligations.

11.     Board Member. In addition to serving as a consultant to MRIC under this Agreement, Consultant is also currently serving as a director, and as Chairman of the Board of Directors, of MRIC. For the avoidance of any doubt, Consultant’s roles and responsibilities as a director and as Chairman of the Board of Directors are separate and distinct from the roles and responsibilities described in this Agreement.

12.     Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and will supersede all previous negotiations, commitments, and writings with respect to such subject matter.

13.     Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by each party.

14.     Assignment. This Agreement will be binding upon and will inure to the benefit of MRIC and Consultant and their respective successors and assigns; provided, however, that Consultant may not assign this Agreement or delegate any duties and obligations hereunder.

15.     Notices. Any notice required under this Agreement must be in writing, must be addressed as provided below and will be deemed delivered (a) three business days after deposit in the United States mail, postage prepaid and registered or certified, return receipt requested, (b) one business day after sent by nationally recognized overnight receipted courier service with next day delivery specified, or (c) when actually received by the party to whom such notice is required to be given, if such notice is delivered via electronic mail or any other method not identified in the preceding clauses (a) and (b):

If to MRIC, MRIC’s address as set forth on the signature page of this Agreement

If to Consultant, Consultant’s address as set forth on the signature page of this Agreement;

and in any case at such other address as a party may specify by written notice in accordance with this section. All periods of notice will be measured from the date of deemed delivery as provided in this section.

16.     Governing Law; Severability. This Agreement will be governed, construed, and interpreted in all respects in accordance with the laws of the state of Tennessee without regard to provisions regarding the conflict of laws. Whenever possible, each provision of this Agreement will be interpreted in a manner to be effective, valid and enforceable. If, however, any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or the remaining provisions of this Agreement. Furthermore, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still have such similar provision be construed and enforced as legal, valid, and enforceable.

17.     Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.

18.     Waiver of Compliance. The failure of either party to comply with any obligation, covenant, agreement or condition under this Agreement may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party on granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

19.     Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one party but all such counterparts taken together will constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

20.     Construction. All plural nouns and pronouns will be deemed to include the singular case thereof where the context requires, and vice versa. All pronouns will be gender neutral unless the context otherwise requires. Any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word “including” will mean including without limitation.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

MRIC:

MRI INTERVENTIONS, INC.

By: /s/ F. P. Grillo

Name:     F. P. Grillo

Title:     CEO

Address for Notice:

MRI Interventions, Inc.

Attn: CEO

5 Musick

Irvine, CA 92618

Email: fgrillo@mriinterventions.com

CONSULTANT:

/s/ Kimble L. Jenkins

Kimble L. Jenkins

Address for Notice:

Kimble L. Jenkins

3540 Lily Lane

Memphis, TN 38111

Email: jenkins813@outlook.com